As filed with the Securities and Exchange Commission on
                       May 22, 2000
          Registration No. 333-
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            SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, DC 20549
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                       FORM S-8
            REGISTRATION STATEMENT UNDER
             THE SECURITIES ACT OF 1933
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                 THE AUXER GROUP, INC.
      (Exact name of issuer as specified in its charter)
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  Delaware                                    22-3537927
  (State or other jurisdiction of          (I.R.S. Employer
   incorporation or organization)           Identification
                                            No.)
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  12 Andrews Drive, West Patterson, New Jersey      07424
  (Address of Principal Executive Offices)       (Zip Code)
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    The Auxer Group, Inc. Nonstatutory Stock Option Plan
                  (Full title of the Plan)
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         Eugene Chiaramonte, Jr., President and CEO
                  The Auxer Group, Inc.
                    12 Andrews Drive
           West Patterson, New Jersey 07424
        (Name and address of agent for service)
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                     (973) 890-1331
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                       copies to:
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             Richard I. Anslow & Associates
                4400 Route 9, 2nd Floor
                  Freehold, NJ 07728
                     (732) 409-1212
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  Approximate date of commencement of proposed sale to the public: Upon the effective date of this Registration
  Statement.
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  CALCULATION OF REGISTRATION FEE
                                             Proposed          Proposed
  Title of                                   maximum           maximum
  securities            Amount               Offering          aggregate     Amount of
  to be                 to be                price per         offering      registration
  registered            registered           share(1)(2)       price         fee (1)
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  Common Stock,         2,000,000 (3)        $0.0895           $179,000      $ 47.26
  $.001 par value

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  (1)     The fee with respect to these shares has been
  calculated pursuant to Rules 457(h) and 457(c) under the
  Securities Act of 1933 and based upon the average of the
  last price per share of the Registrant's Common Stock on
  May 19, 2000, a date within five (5) days prior to the
  date of filing of this Registration Statement, as
  reported by the NQB Pink Sheets.
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  (2)     Estimated solely for the purpose of calculating
  the registration fee.
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  (3)     Represents the maximum number of shares that may
  be issued under the above-named
  Non-Statutory Stock Option Plan.
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  (4)     This Registration Statement shall also cover any
  additional shares of Common Stock which become issuable
  under the above-named Non-Statutory Stock Option Plan
  being registered pursuant to this Registration Statement
  by reason of any stock dividend, stock split,
  recapitalization or any other similar transaction
  effected without the receipt of consideration which
  results in an increase in the number of the Registrant's
  outstanding shares of Common Stock.
  Documents Incorporated by Reference    X Yes    No
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  PART II
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  Item 3. Incorporation of Documents by Reference.
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  The following documents are incorporated by reference in
  this Registration Statement and made a part hereof:
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  (a)    General Form For Registration of Securities of
  Small Business issuer on Form 10-SB and all Exhibits
  thereto filed pursuant to Section 12(g) of the Exchange
  Act of 1934, as amended (the "1934 Act") (File No. 000-
  30440);
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  (b)   The Company's Quarterly Report on Form 10-QSB for
  the quarter ended March 31, 2000 filed pursuant to
  Section 15(d) of the 1934 Act.
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  (c)     All other documents filed by the Company after
  the date of this Registration Statement under Section
  13(a), 13(c), 14 and 15(d) of the 1934 Act, after the
  date hereof and prior to the filing of a post-effective
  amendment to the Registration Statement which indicates
  that all securities offered have been sold or which de-
  registers all securities then remaining in the
  Registration Statement and to be part thereof from the
  date of filing of such documents.
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  Item 4. Description of Securities.
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  Not Applicable.
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  Item 5. Interest of Named Experts and Counsel.
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  Certain legal matters in connection with the Common
  Shares being registered herein will be passed upon for
  the Company by Richard I. Anslow & Associates, 4400 Route
  9, 2nd Floor, Freehold, NJ 07728.   Richard I. Anslow,
  the principal of Richard I. Anslow & Associates owns
  200,000 shares of the Company's Common Stock which shares are being registered pursuant to another Form S-8 to be filed by the Company immediately subsequent to the filing of this Form S-8 Registration Statement.
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  Item 6. Indemnification of Directors and Officers.
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  The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify to the fullest permitted by Delaware law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct i.e., such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Advances for such indemnification may be made pending such determination.
  Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the Certificate of Incorporation provides for the elimination, to the extent permitted by Delaware law, of personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.
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  The Company has also agreed to indemnify each director and executive officer pursuant to an Indemnification
  Agreement with each such director and executive officer from and against any and all expenses, losses, claims, damages and liability incurred by such director or executive officer for or as a result of action taken or not taken while such director or executive officer was acting in his capacity as a director, officer, employee or agent of the Company. The obligations of the Company for indemnification is limited to the extent provided in the Delaware Business Corporation Act and is also limited in situations where, among others, the indemnitee is deliberately dishonest, gains any profit or advantage to which he is not legally entitled or is otherwise indemnified.
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  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange
  Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
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  Item 7. Exemption From Registration Claimed.
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  Not Applicable.
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  Item 8. Exhibits.

  Number          Description
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  4.1             Auxer Industries, Inc. (now known as The Auxer
                  Group, Inc.) Nonstatutory Stock Option Plan.
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  4.2             Employment Agreement dated May 15, 2000 between
                  The Auxer Group, Inc. and Ronald Shaver.
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  4.3             Employment Agreement dated April 22, 1999  between
                  Hardyston Distributors, Inc. (a subsidiary of The
                  Auxer Group, Inc.) and Ernest DeSaye, Jr.; and Addendum
                  No. 1 to such Employment Agreement dated May 15, 2000.
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  5.1             Consent and Opinion of Richard I. Anslow & Associates.
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  23.1            Consent of Edelman and Kalosieh, Certified Public
                  Accountants, P.A.

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  Item 9. Undertakings.
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  The undersigned registrant hereby undertakes:
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  (1)     To file, during any period in which offers or
  sales are being made, a post-effective amendment to this
  Registration Statement:
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  (a)     To include any prospectus required by Section
  10(a)(3) of the Securities Act of 1933.
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  (b)     To reflect in the prospectus any facts or events
  arising after the effective date of the Registration
  Statement (or the most recent post-effective amendment
  thereof) which, individually or in the aggregate,
  represent a fundamental change in the information set
  forth in the Registration Statement; and
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  (c)     To include any material information with respect
  to the plan of distribution not previously disclosed in
  the Registration Statement or any material change to such
  information in the Registration Statement.
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  Provided, however, that paragraphs (1)(a) and (1)(b) do
  not apply if the Registration Statement is on Form S-3 or
  Form S-8 and the information required to be included in a
  post-effective amendment by this paragraphs is contained
  in periodic reports filed by the Registrant pursuant to
  Section 13 or Section 15(d) of the 1934 Act that are
  incorporated by reference in the Registration Statement.
  (2)     That, for the purpose of determining any
  liability under the 1933 Act, each such post-effective
  amendment shall be deemed to be a new registration
  statement relating to the securities offered therein, and
  the offering of such securities at that time shall be
  deemed to be the initial bona fide offering thereof.
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  (3)     To remove from registration by means of a post-
  effective amendment any of the securities being
  registered which remain unsold at the termination of the
  offering.
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  (4)   That, for purposes of determining any liability
  under the 1933 Act, each filing of the Registrant's
  annual report pursuant to Section 13(a) or Section 15(d)
  of the 1934 Act (and, where applicable, each filing of an
  employee benefit plan's annual report pursuant to Section
  15(d) of the 1934 Act) that is incorporated by reference
  in the Registration Statement shall be deemed to be a new
  registration statement relating to the securities offered
  therein, and the offering of such securities at that time
  shall be deemed to be the initial bona fide offering
  thereof.
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  (5)     To deliver or cause to be delivered with the
  prospectus, to each person to whom the prospectus is sent
  or given, the latest annual report to security holders
  that is incorporated by reference in the prospectus and
  furnished pursuant to and meeting the requirements of
  Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where
  interim financial information required to be presented by
  Item 310(b) of Registration S-B is not set forth in the
  prospectus, to deliver, or cause to be delivered, to each
  person to whom the prospectus is sent or given, the
  latest quarterly report that is specifically incorporated
  by reference in the prospectus to provide such interim
  financial information.
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  (6)     To deliver or cause to be delivered with the
  prospectus to each employee to whom the prospectus is
  sent or given, a copy of the Registrant's annual report
  to stockholders for its last fiscal year, unless such
  employee otherwise has received a copy of such report, in
  which case the registration shall state in the prospectus
  that it will promptly furnish, without charge, a copy of
  such report on written request of the employee.  If the
  last fiscal year of the Registrant has ended within 120
  days prior to the use of the prospectus, the annual
  report of the Registrant for the preceding fiscal year
  may be so delivered, but within such 120-day period the
  annual report for the last fiscal year will be furnished
  to each such employee.
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  (7)     To transmit or cause to be transmitted to all
  employees participating in the Plans who do not otherwise
  receive such material as stockholders of the Registrant,
  at the time and in the manner such material is sent to
  its stockholders, copies of all reports, proxy statements
  and other communications distributed to its stockholders
  generally.
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                      SIGNATURES
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  Pursuant to the requirements of the Securities Act of
  1933, the Registrant certifies that it has reasonable
  grounds to believe that it meets all of the requirements
  for filing on Form S-8 and has duly caused this
  registration statement to be signed on its behalf by the
  undersigned, there unto duly authorized, in the Borough
  of West Patterson, State of New Jersey, on May 23, 2000.
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                           THE AUXER GROUP, INC.
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                           /s/ Eugene Chiaramonte, Jr.
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                           Eugene Chiaramonte, Jr.
                           Chairman, Chief Executive
                           Officer and President
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  Pursuant to the requirements of the Securities Act of
  1933, this Registration Statement has been signed below
  by the following persons on behalf of the Registrant and
  in the capacities and on the dates indicated.
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  Signatures                              Date
  /s/ Eugene Chiaramonte, Jr.             May 23, 2000
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      Eugene Chiaramonte, Jr.
      Chairman, Chief Executive Officer and President
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